Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Natural Resources Fund Inc.:

We consent to the use of our report dated December 14, 1998, with respect to the Smith Barney Natural Resources Fund Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
February 24, 1999